Exhibit 99.1

Customers Bancorp SM
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
James D. Hogan, CFO 484-359-7113

CUSTOMERS BANCORP UPDATES INVESTORS

•	Company expects pretax net income of $45 to $47 million and after tax net income of $28 - $30 million in 2013.

•	EPS (fully diluted) expected to be between $1.50 to $1.55 per share in 2013 and $1.70 to $1.80 in 2014.

•	Plans to open an office in Northeast Philadelphia next quarter.

•	Extends agreement to acquire CMS Bancorp, Inc. until March 31, 2014.

•	Will list on the NASDAQ this quarter.

•	Expects to grow to $8 to $10 billion asset high performing bank over the next five to seven years.

Wyomissing, PA – April 23, 2013 – In an investors conference held Monday, April 22, Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc. and James D. Hogan, Chief Financial Officer of Customers Bancorp provided an update on the recent substantial progress made at the $3.5 billion asset bank and over the past three years.

Customers Bancorp’s subsidiary, Customers Bank, was recently identified as one of the best performing banks in the U.S. as measured by call report information for the first three quarters of 2012 in core revenues and net income.  As a result of this, Sidhu has been invited to be the keynote speaker at the Bank Director Growth Conference organized by Bank Director Magazine to be held in New Orleans on Tuesday, April 30, 2013.

During the investor call, Sidhu and Hogan focused on the following:

Earnings Performance and Guidance

First quarter 2013 core earnings were very strong, supported by organic loan and deposit growth in all markets.  Net income for the quarter was up 131% and EPS was up 42% over same period last year.

Customers Bancorp provided guidance for 2013 and 2014 expected earnings.  For 2013, the company expects EPS to be in the range of $1.50 to $1.55 and for 2014 in the range of $1.70 to $1.80.  The company confirmed its five primary targets of return on tangible common equity of greater than 10%, return on assets of .90% to 1%, net interest margin between 3% to 3.25%, efficiency ratio of 50% or better and loans to deposit ratio of 90% to 100% or higher.  Messrs. Sidhu and Hogan stated that they believe these are standards for high performing banks and that Customers Bank is already meeting or exceeding these targets or expects to do so in the near future.

M & A and Branch Expansion

The company also announced that it has extended its agreement to complete the acquisition of the White Plains, NY based CMS Bancorp acquisition to March 31, 2014.

Plans were also announced for the opening of a new office in the underserved Northeast Philadelphia market over the next few months, expanding the commitment the company has to meeting credit needs of all of the communities it serves.  In addition to normal branch staff, the office is expected to house a small business lender and mortgage sales staff.  Currently, Customers Bank has only about 2% of its deposits and about 4% of its loans in Philadelphia.

Very Disciplined and Conservative Strategy

Sidhu discussed the company’s unwavering focus on five factors important to our success:  superior credit quality, a strong enterprise wide risk management culture, having revenues equal to 2x operating expense; focusing on superior execution with very experienced management team and having capital ratios and capital cushions that would withstand possible stresses from a weak economy or other unforeseen events.

Five to Seven Year Plan

The company expects to prudently grow to be a $8 to $10 billion asset high performing bank serving, small to medium size businesses and their employees, , multi-family housing and mortgage lenders and borrowers, and all segments of its communities, including low to moderate income areas and borrowers.  The company expects its market to extend from Boston to Metro Washington, D.C.  The company will look at both M & A and organic growth opportunities, as well as continually recruiting top notch talent.

Filing with SEC for Capital

The company also announced that it has filed a Form S-3 “universal shelf” registration statement for possible future public offerings of up to $250 million in capital covering various forms of debt and equity instruments to facilitate its potential access to capital for future growth.  The company expects the registration statement to become effective during this quarter.

Boston, Providence and New York Loan Production Offices Opened

Sidhu stated that the company has opened commercial loan production offices in Boston, Providence and Manhattan to serve privately held small to medium size businesses and multi-family housing, including affordable housing units.  These offices are currently staffed by very experienced business banking professionals.  In the near future, the company plans to supplement this staff with mortgage loan officers to offer mortgage financing.

NASDAQ Listing

Sidhu confirmed that the company expects to list its common stock on the NASDAQ Stock Market this quarter under the symbol CUBI.

About Customers Bancorp, Inc. and Customers Bank

Customers Bancorp, Inc. is a bank holding company for Customers Bank based in Wyomissing, Pennsylvania. Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania. Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (“FDIC”). With assets of approximately $3.5 billion at March 31, 2013, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through office locations in Pennsylvania, New York, New Jersey, Rhode Island and Massachusetts. Customers Bancorp, Inc. has one pending acquisition, CMS Bancorp, Inc. in White Plains, NY. Customers Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.